Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2018 Long-Term Incentive Plan of Aeterna Zentaris Inc. of our report dated March 22, 2023, with respect to the consolidated financial statements of Aeterna Zentaris Inc. included in its Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Montreal, Canada
May 30, 2024